UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2011

Orthofix International N.V.

(Exact name of Registrant as specified in its charter)

Curacao	0-19961	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Abraham de Veerstraat Curacao		N/A
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 011-59-99-465-8525

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On September 21, 2011, Maria Sainz informed the Board of Directors (the “Board”) of Orthofix International N.V. (the “Company”) of her resignation from the Board effective immediately. Prior to her resignation, Ms. Sainz, who also serves as the Chief Executive Officer of Concentric Medial, Inc. (“Concentric”), informed the Board regarding the recently announced acquisition of Concentric by Stryker Corporation (“Stryker”), a company that competes with the Company in certain product lines. As a result of such acquisition and Ms. Sainz’s continued employment by Concentric after such acquisition, Ms. Sainz determined to tender her resignation from the Board as described above. The Board thanked Ms. Sainz for her service to the Company and wished her well in her future endeavors. Ms. Sainz confirmed to the Board that her resignation is not because of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

As previously reported in the Company’s Current Report on Form 8-K dated August 17, 2011, on August 16, 2011, the Company held its 2011 Annual General Meeting of Shareholders (the “AGM”). At the AGM, the Company’s shareholders conducted an advisory and non-binding vote on the frequency of future advisory and non-binding votes on executive compensation (also known as “say on pay” votes). The Board had recommended that shareholders vote in favor of holding such votes every year. At the AGM, shareholders cast (i) 13,256,594 votes in favor of holding such votes every year, (ii) 38,309 votes in favor of holding such votes every two years, and (iii) 2,106,987 votes in favor of holding such votes every three years.

Consistent with its prior recommendation to shareholders, and the results of the advisory vote of shareholders, the Board adopted a resolution on September 21, 2011 to provide that the Company’s policy with respect to the frequency of such votes shall be to hold the advisory and non-binding vote on executive compensation every year until the next required vote by shareholders on the frequency of such votes.

Item 8.01.	Other Events.

On September 21, 2011, the Board appointed Davey S. Scoon to the Audit Committee of the Board (the “Audit Committee”) as Chairman. Michael R. Mainelli and Kenneth R. Weisshaar continue to serve as members of the Audit Committee. The Board has determined that each of Messrs. Mainelli, Scoon and Weisshaar are independent under the rules of the Nasdaq Stock Market and Rule 10A-3 of Schedule 14A under the Securities Exchange Act of 1934, as amended, and meet the other criteria for Audit Committee membership set forth in Nasdaq rules. In addition, the Board has determined that each of Messrs. Scoon and Weisshaar qualify as “audit committee financial experts” as defined under Item 407 of Regulation S-K.

On September 21, 2011, the Board appointed Walter P. von Wartburg to the Compensation Committee of the Board (the “Compensation Committee”). Guy J. Jordan and Mr. Mainelli continue to serve as members of the Compensation Committee, with Dr. Jordan continuing to serve as Chairman. The Board has determined that each of the members of the Compensation Committee are independent under the rules of the Nasdaq Stock Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orthofix International N.V.

By:	/s/ Brian McCollum
Brian McCollum Chief Financial Officer and Senior Vice President of Finance

Date: September 22, 2011